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                                                                     Exhibit 5

                           Venable, Baetjer and Howard, LLP
                       1800 Mercantile Bank and Trust Building
                                  Two Hopkins Plaza
                              Baltimore, Maryland 21201


                                   October 31, 1996


ACE*COMM Corporation
209 Perry Parkway
Gaithersburg, Maryland 20877

Gentlemen:

    We have acted as counsel for ACE*COMM Corporation (the "Corporation") in connection with a registration statement on Form S-8 of the Corporation filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 200,000 shares of common stock (par value $0.01 per share) of the Corporation (the "Shares") for issuance and sale pursuant to the Corporation's Amended and Restated Stock Option Plan for Directors (the "Plan").

    In connection with this opinion, we have considered such questions of law as we have deemed necessary as a basis for the opinions set forth below, and we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Registration Statement; (ii) the Charter and By-Laws of the Corporation, as amended and as currently in effect; (iii) certain resolutions of the Board of Directors of the Corporation relating to the issuance of the Shares and the other transactions contemplated by the Registration Statement; (iv) the Plan; and (v) such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion that we did not independently

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establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation and others.

    Based upon the foregoing, we are of the opinion that when sold, issued and paid for as contemplated in the Registration Statement, the Shares will be validly issued and will be fully paid and nonassessable.

    The law covered by the opinion set forth above is limited to the law of the State of Maryland and the federal law of the United States of America.

    We hereby consent to the filing of this opinion with the Commission as
Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

                                            Very truly yours,

                                            /s/ VENABLE, BAETJER AND HOWARD, LLP